Exhibit 99.1


                                    Contact:
                               Antone F. Moreira
                            Vice President, Treasurer
                           and Chief Financial Officer
                                 (201) 902-9600



SYMS CORP REPORTS RESULTS FOR THE THIRD QUARTER


Secaucus, New Jersey, December 20, 2004 - Syms Corp (NYSE:SYM), a leading off-price retailer, announced results for the third quarter ended November 27, 2004.

The Company's net profit for the third quarter ended November 27, 2004 was $0.13 per share ($2.0 million) as compared to $0.07 per share ($1.0 million) for the same period last year. The Company had a net loss for the 39-week period ended November 27, 2004 of $0.11 per share ($1.7 million) as compared to a net loss of $0.35 per share ($5.4 million) for the same period last year.

Sales for the third quarter increased 2.2% to $76.0 million, an increase from $74.3 million for the same period last year. Sales for the 39-week period ended November 27, 2004 increased 2.8% to $205.6 million, up from $200.0 million for the same period last year. Same store sales for the third quarter ended November 27, 2004 increased 5.1% as compared to the same period last year, and for the 39-week period ended November 27, 2004, increased 4.1% as compared to the same periods last year.

The results for the third quarter were impacted by additional markdowns on goods sold of approximately $2,000,000 in an effort to clear out aged merchandise which was offset by a reduction in the markdown reserve. The Company also recorded a gain of $738,000 on the sale of land it owned in Roseland, New Jersey.

Syms currently operates a chain of thirty seven "off-price" apparel stores located throughout the Northeastern and Middle Atlantic regions and in the Midwest, Southeast and Southwest. Each Syms store offers a broad range of first quality, in-season merchandise bearing nationally recognized designer and brand-name labels.

Certain information in this press release includes forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) and information relating to the Company that are based on the beliefs of the management of the Company as well as assumptions made by and information currently available to the management of the Company. When used is this press release, the words "anticipate", "believe", "estimate", "expect", "intend", "plan", and similar expressions as they relate to the Company, identify forward-looking statements. Such statements reflect the current views of the Company with respect to future events, the outcome of which is subject to certain risks, including among others general economic and market conditions, decreased consumer demand for the Company's product, possible disruptions in the Company's computer or telephone systems, possible work stoppages, or increase in labor costs, effects of competition, possible disruptions or delays in the opening of new stores or inability to obtain suitable sites for new stores, higher than anticipated store closings or relocation costs, higher interest rates, unanticipated increases in merchandise or occupancy costs and other factors which may be outside the Company's control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described herein as anticipated, believed, estimated, expected, intended, or planned. Subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements in this paragraph.

                          (Financial Tables to Follow)



                                                         SYMS CORP
                                              CONSOLIDATED STATEMENT OF INCOME
                                          (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)



                                     Thirteen                  Thirteen               Fifty - Two               Fifty - Two
                                       Weeks                    Weeks                    Weeks                     Weeks
                                       Ended                    Ended                    Ended                     Ended
                                     11/27/2004               11/29/2003               11/27/2004                11/29/2003
                                     ---------                ---------                ---------                 ---------

Net Sales                              $75,980                   $74,345                 $205,555                 $199,981

Gross Margin                            30,074                    31,385                   81,499                   79,405

Operating Expenses                      28.092                    29,574                   83,548                    86,277

Other Income                              (738)                      (68)                    (767)                     (259)

Special Charge                              0                         0                     1,271                       0

Net Income After Taxes           $       2,018            $        1,024           $       (1,710)           $       (5,408)
                                   ==============           ===============          ===============           ==============

Net Income Per Share - Basic     $      (0.13)            $      (0.07)            $       (0.11)            $      (0.35)
                                   ==============           ===============          ===============           ==============

Weighted Average
Shares Outstanding                      15,175                    15,201                   15,141                    15,285
                                   ==============           ===============          ===============           ==============

Net Income Per Share - Diluted   $      (0.13)            $      (0.06)            $       (0.11)             $     (0.35)
                                   ==============           ===============          ===============           ==============

Weighted Average
Shares Outstanding - Diluted            15,898                    15,795                   15,141                    15,285
                                   ==============           ===============          ===============           ==============

                                    SYMS CORP
                           CONSOLIDATED BALANCE SHEET
                                 (IN THOUSANDS)


                                 November 27,             November 29,
                                     2004                     2003
                                     ----                     ----

        ASSETS:

        Current Assets
           Cash                    33,311                   25,633
           Inventory               89,883                   97,002
           Other Current Assets    13,415                   11,672
                              -----------------        -----------------
            Total Current Assets  136,609                  134,307

        Property & Equipment      119,172                  128,848

        Other Assets - Net         26,467                   22,679

                              -----------------        -----------------
        Total Assets              282,248                  285,834
                              =================        =================


        Liabilities & Capital:

           Accounts Payable        43,064                   43,809
           Accrued Expenses        10,938                   12,102
           Other Current
           Liabilities              4,924                    5,353
                              -----------------         ----------------
           Total Current
           Liabilities             58,926                   61,264

         Other Long Term Debt       1,712                    1,872

         Shareholder's Equity     221,610                  222,698

                              -----------------         -----------------
         Total Liabilities
         & Capital                282,248                   285,834
                              =================         =================